WARRANTY DEED

FOR VALUABLE CONSIDERATION RECEIVED NYLE RANDALL AND JOANN RANDALL, HUSBAND AND WIFE, Grantor(s), do hereby grant, bargain, sell and convey unto SOURCE DIRECT HOLDINGS INC. Grantee(s), whose current address is 4323 North Commerce Circle, Idaho Falls, ID 83401, the following described real estate situated in BONNEVILLE County, State of Idaho, to wit:

Lot 8, Block 4, St. Leon Industrial Park Division No. 2, to the County of Bonneville, State of Idaho, according to the plat recorded October 25, 1997 under Instrument No. 945174




TO HAVE AND TO HOLD the described premises, together with all tenements, hereditaments and appurtenances thereunto belonging, unto the Grantee, his/her/it successors and assigns forever, Grantor does hereby covenant to and with the Grantee that he/she is the owner in fee simple of said premises and that he/she will warrant and defend the same from all lawful claims whatsoever.

DATED: January 10, 2005





---------------------------------       ---------------------------------------
NYLE RANDALL                            JOANN RANDALL

STATE OF IDAHO THIS SPACE FOR COUNTY RECORDERS USE ONLY COUNTY OF BONNEVILLE On this 13th day of January, 2005, before me, the undersigned, a Notary Public in and for the State, personally appeared NYLE RANDALL and JOANN RANDALL, known or identified to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same.


Notary Public
Residing at: Rigby, Idaho
My Commission Expires: 08-19-08